CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,215,000	$141.06

Pricing supplement no. 1426 To prospectus dated November 21, 2008, prospectus supplement dated November 21, 2008 and product supplement no. 34-A-II dated February 7, 2011	Registration Statement No. 333-155535 Dated July 15, 2011 Rule 424(b)(2)

Structured Investments	$199,000 (MMR) $101,000 (LULU) $35,000 (DRYS) $511,000 (PCX) $167,000 (LDK) $202,000 (SVM)
Reverse Exchangeable Notes due October 20, 2011
Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

General

  This pricing supplement relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the six (6) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock or American Depositary Shares of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period, as described below.
  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Pricing Date:	July 15, 2011
Settlement Date:	On or about July 20, 2011
Observation Date:	October 17, 2011*
Maturity Date:	October 20, 2011*
Interest Payment Dates:

Interest on the notes will be payable monthly in arrears on the 20th calendar day of each month, up to and including the final monthly interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing August 20, 2011. See “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information.

Other Key Terms:	See “Additional Key Terms” on page PS-1 of this pricing supplement.
									Approximate Tax Allocation of Monthly Coupon †
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
McMoRan Exploration Co.	PS-4	MMR	$1,000	4.1625% (equivalent to 16.65% per annum)	20.00% of the Initial Share Price	$18.16	48125XXU5	$13.88	0.90%	99.10%
lululemon athletica inc.	PS-6	LULU	$1,000	4.0625% (equivalent to 16.25% per annum)	20.00% of the Initial Share Price	$60.54	48125XXV3	$13.54	0.92%	99.08%
DryShips Inc.	PS-8	DRYS	$1,000	3.875% (equivalent to 15.50% per annum)	20.00% of the Initial Share Price	$4.04	48125XXW1	$12.92	0.97%	99.03%
Patriot Coal Corporation	PS-10	PCX	$1,000	4.625% (equivalent to 18.50% per annum)	20.00% of the Initial Share Price	$23.48	48125XXX9	$15.42	0.81%	99.19%
LDK Solar Co., Ltd. (ADS)	PS-12	LDK	$1,000	4.4375% (equivalent to 17.75% per annum)	45.00% of the Initial Share Price	$6.52	48125XXY7	$14.79	0.85%	99.15%
Silvercorp Metals Inc.	PS-14	SVM	$1,000	4.1875% (equivalent to 16.75% per annum)	25.00% of the Initial Share Price	$11.38	48125XXZ4	$13.96	0.90%	99.10%
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-A-II.
†

Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-A-II under “Certain U.S. Federal Income Tax Consequences” on page PS-32.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-7 of the accompanying product supplement no. 34-A-II and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us
McMoRan Exploration Co.
Per note	$1,000	$39	$961
Total	$199,000	$7,761	$191,239
lululemon athletica inc.
Per note	$1,000	$38	$962
Total	$101,000	$3,838	$97,162
DryShips Inc.
Per note	$1,000	$38.50	$961.50
Total	$35,000	$1,347.50	$33,652.50
Patriot Coal Corporation
Per note	$1,000	$36.50	$963.50
Total	$511,000	$18,651.50	$492,348.50
LDK Solar Co., Ltd. (ADS)
Per note	$1,000	$30.50	$969.50
Total	$167,000	$5,093.50	$161,906.50
Silvercorp Metals Inc.
Per note	$1,000	$37.50	$962.50
Total	$202,000	$7,575	$194,425
(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.
(2)

J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co., will receive commissions of $39.00, $38.00, $38.50, $36.50, $30.50 and $37.50 per $1,000 principal amount note linked to the common stock of McMoRan Exploration Co., lululemon athletica inc., DryShips Inc., Patriot Coal Corporation, LDK Solar Co., Ltd. and Silvercorp Metals Inc., respectively, and will use a portion of such commissions to pay selling concessions to other affiliated or unaffiliated dealers of $25.75, $23.99, $25.75, $24.50, $21.50 and $25.00 per $1,000 principal amount note for notes linked to the common stock of McMoRan Exploration Co., lululemon athletica inc., DryShips Inc., Patriot Coal Corporation, LDK Solar Co., Ltd. and Silvercorp Metals Inc., respectively. This commission includes the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of $25.75, $23.99, $25.75, $24.50, $21.50 and $25.00 per $1,000 principal amount note for notes linked to the common stock of McMoRan Exploration Co., lululemon athletica inc., DryShips Inc., Patriot Coal Corporation, LDK Solar Co., Ltd. and Silvercorp Metals Inc. include concessions allowed to selling dealers and concessions allowed to any arranging dealer. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-37 of the accompanying product supplement no. 34-A-II.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

July 15, 2011

Additional Terms Specific to Each Note Offering

This pricing supplement relates to six (6) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the six (6) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-A-II dated February 7, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated July 5, 2011 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-A-II, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 34-A-II dated February 7, 2011:
  http://www.sec.gov/Archives/edgar/data/19617/000089109211000867/e42001_424b2.pdf

  Prospectus supplement dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

  Prospectus dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Additional Key Terms:

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-A-II for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. The applicable Interest Rate is higher than the yield currently available on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the 20th calendar day of each month, up to and including the final monthly interest payment which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing August 20, 2011, to the holders of record at the close of business on the business day immediately preceding the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly interest payment due in August 2011 will be payable on August 22, 2011.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — We will pay you your principal back at maturity so long as the applicable Final Share Price is not less than the applicable Initial Share Price or the closing price of the applicable Reference Stock is not less than the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price is less than the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period is less than the applicable Initial Share Price by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-A-II. By purchasing the notes, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat (i) the notes as units comprising a Put Option and a Deposit for U.S. federal income tax purposes and (ii) the percentages of each coupon payment specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. We will follow this approach in determining our information reporting responsibilities, if any. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to maturity or sale. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments —	PS-1
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-A-II dated February 7, 2011.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% that the applicable Final Share Price is less than the applicable Initial Share Price. You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is not less than its Initial Share Price by more than its Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any Interest Payment Date, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes. As a result, and as a general matter, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Influence the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock is less than the applicable Initial Share Price by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  RISKS ASSOCIATED WITH NON-U.S. SECURITIES SUCH AS THE COMMON SHARES OF LULULEMON ATHLETICA INC., THE COMMON SHARES OF SILVERCORP METALS INC., THE COMMON STOCK OF DRYSHIPS INC. AND THE ADSs OF LDK SOLAR CO., LTD. — An investment in the notes linked to the value of non-U.S. equity securities, such as the common shares of lululemon athletica inc. (which we refer to as “lululemon athletica” and such common shares, the “common stock of lululemon athletica”), the commons hares of Silvercorp Metals Inc. (which we refer to as “Silvercorp Metals” and such common shares, the “common stock of Silvercorp Metals”), the common stock of DryShips Inc. (which we refer to as “DryShips”) and the American depositary shares (or “ADSs”) representing interests in the ordinary shares of LDK Solar Co., Ltd. (which we refer to as “LDK Solar”) involves risks associated with the home country of the issuer of the non-U.S. equity securities. Non-U.S. companies, such as those in Canada, Greece and the People’s Republic of China, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non-U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.

JPMorgan Structured Investments —	PS-2
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

  THE NOTES LINKED TO THE COMMON STOCK OF LULULEMON ATHLETICA AND SILVERCORP METALS INC. ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of lululemon athletic and Silvercorp Metals are quoted and traded in U.S. dollars on The NASDAQ Stock Market and the New York Stock Exchange, respectively, and in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common stock of lululemon athletic and Silvercorp Metals in the two different currencies and, as a result, will likely affect the market price of the common stock of lululemon athletic and Silvercorp Metals trading on The NASDAQ Stock Market and the New York Stock Exchange. These trading differences and currency exchange may affect the market value of the notes and whether the closing price of the common stock of lululemon athletica and Silvercorp Metals will fall below their applicable Protection Amounts on any trading day during the Monitoring Period and whether the applicable Final Share Prices of lululemon athletic and Silvercorp Metals will be greater than, equal to or less than their respective Initial Share Prices. The Canadian dollar has been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the Canadian dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes linked to the common stock of lululemon athletic and Silvercorp Metals. The exchange rate between the Canadian dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Canada and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada, the United States and other jurisdictions important to international trade and finance.
  THERE ARE IMPORTANT DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF THE ADSs OF LDK SOLAR CO., LTD. AND THE RIGHTS OF HOLDERS OF THE ORDINARY SHARES OF LDK SOLAR CO., LTD. — Because one of the Reference Stocks is an ADS, you should be aware that your return on the notes is linked to the price of the ADSs and not the ordinary shares of LDK Solar.   There are important differences between the rights of holders of ADSs and the rights of holders of the ordinary shares.  Each ADS represents one ordinary share, $0.10 per share, in the case of LDK Solar.  Each ADS is issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the applicable ADS depositary, LDK Solar, and holders of the ADSs, which may be different from the rights of holders of the ordinary shares.  For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its ADSs.  Any such differences between the rights of holders of the ADSs and the rights of holders of the ordinary shares of LDK Solar  may be significant and may materially and adversely affect the value of the ADSs and, as a result, the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 34-A-II. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity. It is possible that such hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-A-II.

JPMorgan Structured Investments —	PS-3
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-18 of the accompanying product supplement no. 34-A-II for more information.

McMoRan Exploration Co. (“McMoRan”)

According to its publicly available filings with the SEC, McMoRan engages in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area of the United States. The common stock of McMoRan, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of McMoRan in the accompanying product supplement no. 34-A-II. McMoRan’s SEC file number is 001-07791.

Historical Information of the Common Stock of McMoRan

The following graph sets forth the historical performance of the common stock of McMoRan based on the weekly closing price (in U.S. dollars) of the common stock of McMoRan from January 6, 2006 through July 15, 2011. The closing price of the common stock of McMoRan on July 15, 2011 was $18.16. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of McMoRan has experienced significant fluctuations. The historical performance of the common stock of McMoRan should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of McMoRan during the term of the notes. We cannot give you assurance that the performance of the common stock of McMoRan will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that McMoRan will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of McMoRan.

JPMorgan Structured Investments —	PS-4
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of McMoRan

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of McMoRan, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$18.16	• the Protection Amount (in U.S. dollars): $3.63
• the Interest Rate:	4.1625% (equivalent to 16.65% per annum)	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$18.16	100%	$36.32	200%	$1,000.00	$1,000.00
$9.08	50%	$19.07	105%	$1,000.00	$1,000.00
$18.16	100%	$18.16	100%	$1,000.00	$1,000.00
$14.53	80%	$14.53	80%	$1,000.00	$1,000.00
$9.08	50%	$17.25	95%	55 shares of the Reference Stock or the Cash Value thereof	$949.89
$9.08	50%	$9.08	50%	55 shares of the Reference Stock or the Cash Value thereof	$500.00
$4.54	25%	$4.54	25%	55 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	55 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $9.08 but the Final Share Price is $19.07. Because the Final Share Price of $19.07 is greater than the Initial Share Price of $18.16, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $9.08 and the Final Share Price is $17.25. Because the Final Share Price of $17.25 is less than the Initial Share Price of $18.16 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $17.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $949.89.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $9.08, a decline of more than the Protection Amount. Because the Final Share Price of $9.08 is less than the Initial Share Price of $18.16 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $9.08, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $14.53 is less than the Initial Share Price of $18.16 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $14.53 is less than the Initial Share Price of $18.16.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $41.625 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $18.16, the Protection Amount was $3.632 and the Physical Delivery Amount was 55.0661 shares, in each case subject to adjustments.

These payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-5
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

lululemon athletica inc. (“lululemon athletica”)

According to its publicly available filings with the SEC, lululemon athletica is a designer and retailer of technical athletic apparel operating primarily in North America. The common stock of lululemon athletica, par value $0.01 per share, is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of lululemon athletica in the accompanying product supplement no. 34-A-II. Lululemon athletica’s SEC file number is 001-33608.

Historical Information of the Common Stock of lululemon athletica

The following graph sets forth the historical performance of the common stock of lululemon athletica based on the weekly closing price (in U.S. dollars) of the common stock of lululemon athletica from July 27, 2007 through July 15, 2011. The closing price of the common stock of lululemon athletica on July 15, 2011 was $60.54. The common stock of lululemon athletica commenced trading on The NASDAQ Stock Market on July 27, 2007. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of lululemon athletica has experienced significant fluctuations. The historical performance of the common stock of lululemon athletica should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of lululemon athletica during the term of the notes. We cannot give you assurance that the performance of the common stock of lululemon athletica will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that lululemon athletica will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of lululemon athletica.

JPMorgan Structured Investments —	PS-6
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of lululemon athletica

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of lululemon athletica, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$60.50	• the Protection Amount (in U.S. dollars): $12.10
• the Interest Rate:	4.0625% (equivalent to 16.25% per annum)	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$60.50	100%	$121.00	200%	$1,000.00	$1,000.00
$30.25	50%	$63.53	105%	$1,000.00	$1,000.00
$60.50	100%	$60.50	100%	$1,000.00	$1,000.00
$48.40	80%	$48.40	80%	$1,000.00	$1,000.00
$30.25	50%	$57.48	95%	16 shares of the Reference Stock or the Cash Value thereof	$950.08
$30.25	50%	$30.25	50%	16 shares of the Reference Stock or the Cash Value thereof	$500.00
$15.13	25%	$15.13	25%	16 shares of the Reference Stock or the Cash Value thereof	$250.08
$0.00	0%	$0.00	0%	16 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $30.25 but the Final Share Price is $63.53. Because the Final Share Price of $63.53 is greater than the Initial Share Price of $60.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $30.25 and the Final Share Price is $57.48. Because the Final Share Price of $57.48 is less than the Initial Share Price of $60.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $57.48, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.08.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $30.25, a decline of more than the Protection Amount. Because the Final Share Price of $30.25 is less than the Initial Share Price of $60.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $30.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $48.40 is less than the Initial Share Price of $60.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $48.40 is less than the Initial Share Price of $60.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $40.625 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $60.54, the Protection Amount was $12.108 and the Physical Delivery Amount was 16.5180 shares, in each case subject to adjustments.

These payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-7
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

DryShips Inc. (“DryShips”)

According to its publicly available filings with the SEC, Dryships, a Marshall Islands company, owns and operates a fleet of drybulk carriers. Dryships’ fleet principally carries a variety of drybulk commodities, including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The common stock of DryShips, par value $0.01 per share, is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of DryShips in the accompanying product supplement no. 34-A-II. DryShips’s SEC file number is 001-33922.

Historical Information of the Common Stock of DryShips

The following graph sets forth the historical performance of the common stock of DryShips based on the weekly closing price (in U.S. dollars) of the common stock of DryShips from January 6, 2006 through July 15, 2011. The closing price of the common stock of DryShips on July 15, 2011 was $4.04. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of DryShips has experienced significant fluctuations. The historical performance of the common stock of DryShips should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of DryShips during the term of the notes. We cannot give you assurance that the performance of the common stock of DryShips will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that DryShips will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of DryShips.

JPMorgan Structured Investments —	PS-8
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of DryShips

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of DryShips, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$4.04	• the Protection Amount (in U.S. dollars): $0.80
• the Interest Rate:	3.875% (equivalent to 15.50% per annum)	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$4.04	100%	$8.08	200%	$1,000.00	$1,000.00
$2.02	50%	$4.24	105%	$1,000.00	$1,000.00
$4.04	100%	$4.04	100%	$1,000.00	$1,000.00
$3.23	80%	$3.23	80%	$1,000.00	$1,000.00
$2.02	50%	$3.84	95%	247 shares of the Reference Stock or the Cash Value thereof	$950.50
$2.02	50%	$2.02	50%	247 shares of the Reference Stock or the Cash Value thereof	$500.00
$1.01	25%	$1.01	25%	247 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	247 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $2.02 but the Final Share Price is $4.24. Because the Final Share Price of $4.24 is greater than the Initial Share Price of $4.04, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $2.02 and the Final Share Price is $3.84. Because the Final Share Price of $3.84 is less than the Initial Share Price of $4.04 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $3.84, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.50.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $2.02, a decline of more than the Protection Amount. Because the Final Share Price of $2.02 is less than the Initial Share Price of $4.04 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $2.02, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $3.23 is less than the Initial Share Price of $4.04 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $3.23 is less than the Initial Share Price of $4.04.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $38.75 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $4.04, the Protection Amount was $0.808 and the Physical Delivery Amount was 247.5248 shares, in each case subject to adjustments.

These payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-9
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Patriot Coal Corporation (“Patriot Coal”)

According to its publicly available filings with the SEC, Patriot Coal is a producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the IllinoisBasin.  Patriot Coal is also a producer of metallurgical quality coal. The common stock of Patriot Coal, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Patriot Coal in the accompanying product supplement no. 34-A-II. Patriot Coal’s SEC file number is 001-33466.

Historical Information of the Common Stock of Patriot Coal

The following graph sets forth the historical performance of the common stock of Patriot Coal based on the weekly closing price (in U.S. dollars) of the common stock of Patriot Coal from November 2, 2007 through July 15, 2011. The closing price of the common stock of Patriot Coal on July 15, 2011 was $23.48. The common stock of Patriot Coal began trading on the New York Stock Exchange on November 1, 2007. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Patriot Coal has experienced significant fluctuations. The historical performance of the common stock of Patriot Coal should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Patriot Coal during the term of the notes. We cannot give you assurance that the performance of the common stock of Patriot Coal will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Patriot Coal will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Patriot Coal.

JPMorgan Structured Investments —	PS-10
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Patriot Coal

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Patriot Coal, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$23.50	• the Protection Amount (in U.S. dollars): $4.70
• the Interest Rate:	4.625% (equivalent to 18.50% per annum)	• the Protection Amount: 20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$23.50	100%	$47.00	200%	$1,000.00	$1,000.00
$11.75	50%	$24.68	105%	$1,000.00	$1,000.00
$23.50	100%	$23.50	100%	$1,000.00	$1,000.00
$18.80	80%	$18.80	80%	$1,000.00	$1,000.00
$11.75	50%	$22.33	95%	42 shares of the Reference Stock or the Cash Value thereof	$950.21
$11.75	50%	$11.75	50%	42 shares of the Reference Stock or the Cash Value thereof	$500.00
$5.88	25%	$5.88	25%	42 shares of the Reference Stock or the Cash Value thereof	$250.21
$0.00	0%	$0.00	0%	42 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $11.75 but the Final Share Price is $24.68. Because the Final Share Price of $24.68 is greater than the Initial Share Price of $23.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $11.75 and the Final Share Price is $22.33. Because the Final Share Price of $22.33 is less than the Initial Share Price of $23.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $22.33, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.21.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $11.75, a decline of more than the Protection Amount. Because the Final Share Price of $11.75 is less than the Initial Share Price of $23.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $11.75, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $18.80 is less than the Initial Share Price of $23.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $18.80 is less than the Initial Share Price of $23.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $46.25 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $23.48, the Protection Amount was $4.696 and the Physical Delivery Amount was 42.5894 shares, in each case subject to adjustments.

These payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-11
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

LDK Solar Co., Ltd. (“LDK Solar”)

According to its publicly available filings with the SEC, LDK Solar engages in the production and manufacturing of solar wafers and solar modules.  LDK Solar production operations are primarily located in Xinyu city of Jiangxi province, China. The ADSs of LDK Solar, par value $0.10 per share, are listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of LDK Solar in the accompanying product supplement no. 34-A-II. LDK Solar’s SEC file number is 001-33464.

Historical Information of the ADSs of LDK Solar

The following graph sets forth the historical performance of the ADSs of LDK Solar based on the weekly closing price (in U.S. dollars) of the ADSs of LDK Solar from June 1, 2007 through July 15, 2011. The closing price of the ADSs of LDK Solar on July 15, 2011 was $6.52. The ADSs of LDK solar commenced trading on the New York Stock Exchange on May 31, 2007. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the ADSs of LDK Solar has experienced significant fluctuations. The historical performance of the ADSs of LDK Solar should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the ADSs of LDK Solar during the term of the notes. We cannot give you assurance that the performance of the ADSs of LDK Solar will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that LDK Solar will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the ADSs of LDK Solar.

JPMorgan Structured Investments —	PS-12
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the ADSs of LDK Solar

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the ADSs of LDK Solar, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$6.50	• the Protection Amount (in U.S. dollars): $2.93
• the Interest Rate:	4.4375% (equivalent to 17.75% per annum)	• the Protection Amount: 45.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$6.50	100%	$13.00	200%	$1,000.00	$1,000.00
$3.25	50%	$6.83	105%	$1,000.00	$1,000.00
$6.50	100%	$6.50	100%	$1,000.00	$1,000.00
$3.57	55%	$3.57	55%	$1,000.00	$1,000.00
$3.25	50%	$6.18	95%	153 shares of the Reference Stock or the Cash Value thereof	$950.77
$3.25	50%	$3.25	50%	153 shares of the Reference Stock or the Cash Value thereof	$500.00
$1.63	25%	$1.63	25%	153 shares of the Reference Stock or the Cash Value thereof	$250.77
$0.00	0%	$0.00	0%	153 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $3.25 but the Final Share Price is $6.83. Because the Final Share Price of $6.83 is greater than the Initial Share Price of $6.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $3.25 and the Final Share Price is $6.18. Because the Final Share Price of $6.18 is less than the Initial Share Price of $6.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $6.18, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.77.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $3.25, a decline of more than the Protection Amount. Because the Final Share Price of $3.25 is less than the Initial Share Price of $6.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $3.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $3.57 is less than the Initial Share Price of $6.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $3.57 is less than the Initial Share Price of $6.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $44.375 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $6.52, the Protection Amount was $2.934 and the Physical Delivery Amount was 153.3742 shares, in each case subject to adjustments.

These payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-13
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Silvercorp Metals Inc. (“Silvercorp Metals”)

According to its publicly available filings with the SEC, Silvercorp Metals engages in the acquisition, exploration, development, and operation of silver mineral properties in China and Canada. The common stock of Silvercorp Metals, no par value, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Silvercorp Metals in the accompanying product supplement no. 34-A-II. Silvercorp Metals’s SEC file number is 001-34184.

Historical Information of the Common Stock of Silvercorp Metals

The following graph sets forth the historical performance of the common stock of Silvercorp Metals based on the weekly closing price (in U.S. dollars) of the common stock of Silvercorp Metals from February 17, 2009 through July 15, 2011. The closing price of the common stock of Silvercorp Metals on July 15, 2011 was $11.38. The common stock of Sivercorp Metals commenced trading on the New York Stock Exchange on February 17, 2009. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Silvercorp Metals has experienced significant fluctuations. The historical performance of the common stock of Silvercorp Metals should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Silvercorp Metals during the term of the notes. We cannot give you assurance that the performance of the common stock of Silvercorp Metals will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Silvercorp Metals will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Silvercorp Metals.

JPMorgan Structured Investments —	PS-14
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Silvercorp Metals

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Silvercorp Metals, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$11.40	• the Protection Amount (in U.S. dollars): $2.85
• the Interest Rate:	4.1875% (equivalent to 16.75% per annum)	• the Protection Amount: 25.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$11.40	100%	$22.80	200%	$1,000.00	$1,000.00
$5.70	50%	$11.97	105%	$1,000.00	$1,000.00
$11.40	100%	$11.40	100%	$1,000.00	$1,000.00
$8.55	75%	$8.55	75%	$1,000.00	$1,000.00
$5.70	50%	$10.83	95%	87 shares of the Reference Stock or the Cash Value thereof	$950.00
$5.70	50%	$5.70	50%	87 shares of the Reference Stock or the Cash Value thereof	$500.00
$2.85	25%	$2.85	25%	87 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	87 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $5.70 but the Final Share Price is $11.97. Because the Final Share Price of $11.97 is greater than the Initial Share Price of $11.40, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $5.70 and the Final Share Price is $10.83. Because the Final Share Price of $10.83 is less than the Initial Share Price of $11.40 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $10.83, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $5.70, a decline of more than the Protection Amount. Because the Final Share Price of $5.70 is less than the Initial Share Price of $11.40 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $5.70, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $8.55 is less than the Initial Share Price of $11.40 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $8.55 is less than the Initial Share Price of $11.40.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $41.875 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $11.38, the Protection Amount was $2.845 and the Physical Delivery Amount was 87.8735 shares, in each case subject to adjustments.

These payouts on the notes shown above do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payouts shown above would likely be lower.

JPMorgan Structured Investments —	PS-15
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the notes offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 23, 2011, which has been filed as an exhibit to a Current Report on Form 8-K by us on March 23, 2011.

JPMorgan Structured Investments —	PS-16
Reverse Exchangeable Notes Each Linked to the Common Stock or American Depositary Shares of a Different Single Reference Stock Issuer